CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 1, 2023, and each included in this Post-Effective Amendment No. 125 on the Registration Statement (Form N-1A, File No 33-44254) of BNY Mellon Investment Funds V, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated December 22, 2022, with respect to the financial statements and financial highlights of BNY Mellon Diversified International Fund and BNY Mellon Global Real Estate Securities Fund (two of the funds constituting BNY Mellon Investment Funds V, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended October 31, 2022, into this Registration Statement filed with the Securities and Exchange Commission.

  /s/ ERNST & YOUNG LLP

New York, New York

February 23, 2023